AMENDMENT NO. 1
                                       TO
                              EMPLOYMENT AGREEMENT
                                       AND
                           CHANGE IN CONTROL AGREEMENT
                            Dated as of March 1, 1999

     THIS AMENDMENT NO. 1 to the Employment Agreement made the 1st day of March, 1996, by and among Summit Bancorp, a New Jersey corporation (the "Company"), and Robert G. Cox (the "Executive") ("Employment Agreement") and the Agreement dated as of September 1, 1995 between The Summit Bancorporation, a New Jersey Corporation, and Robert G. Cox ("Change in Control Agreement"), assumed by Summit Bancorp, successor by merger to The Summit Bancorporation, on March 1, 1996.

     WHEREAS, the Company has designated Executive for participation in the Summit Executive Severance Plan ("Executive Severance Plan") by Participation Letter dated as of October 15, 1997 and executed a Termination Agreement ("Termination Agreement") with Executive dated as of October 15, 1997; and

     WHEREAS, the Executive Severance Plan and Termination Agreement provide termination benefits to Executive in the event of the termination of his employment with Company and all its affiliates and subsidiaries; and

     WHEREAS, the Executive Severance Plan and Termination Agreement include within their terms that they supersede all prior participation letters and understandings and agreements with respect to the Company's severance obligations and any similar payments to the Executive due upon termination of employment other than those specifically provided for in any employment contract between the Company and the Executive;

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, and in order to clarify the applicability of the Employment Agreement, the Change in Control Agreement, the Executive Severance Plan and the Termination Agreement to the Executive and to eliminate any question regarding conflicting or overlapping severance benefits, the Company and the Executive hereby agree as follows:

     1. Sections 1, 10, and 12 of the Employment Agreement shall remain in full force and effect.

     2. Only the first sentence of Section 2 of the Employment Agreement shall remain in full force and effect.

     3. Section 6 of the Employment Agreement, with the deletion of the words "pursuant to Sections 4 and 5" shall remain in full force and effect.

     4. Section 11 of the Employment Agreement, with the deletion of the first sentence, shall remain in full force and effect.

     5. Except as provided in Sections 1, 2, 3, and 4 of this Amendment No. 1, all provisions of the Employment Agreement shall be null and void as of the date of this Amendment No. 1.

     6. All provisions of the Change in Control Agreement shall be null and void as of the date of this Amendment No. 1.

     7. All provisions of the Severance Plan and the Termination Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date set forth above.

     SUMMIT BANCORP.                    EXECUTIVE

By:  /s/ T. Joseph Semrod               /s/ Robert G. Cox
     -----------------------------      -----------------------------
     T. Joseph Semrod                   Robert G. Cox
     Chairman of the Board
      and Chief Executive Officer


                                        2